                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                                  HAWK CORPORATION
               (Exact name of registrant as specified in its charter)

                DELAWARE                                 34-1608156
(State of incorporation or organization)     (IRS Employer Identification No.)

    200 PUBLIC SQUARE, SUITE 30-5000
             CLEVELAND, OHIO                               44114
(Address of principal executive offices)                 (Zip Code)

                       (SEE TABLE OF ADDITIONAL REGISTRANTS)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
333-18433

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------              ---------------------------------------

SERIES B 10 1/4% SENIOR NOTES DUE 2003       NEW YORK STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                         NONE
                                   (Title of class)

                          TABLE OF ADDITIONAL REGISTRANTS


     The address of the principal executive offices of each of the additional Registrants listed below and the name and address of the agent for service therefor, is the same as is set forth for Hawk Corporation on the facing page of this Registration Statement.


                                           STATE OR OTHER           I.R.S.
                                           JURISDICTION OF         EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANT       INCORPORATION OR     IDENTIFICATION
AS SPECIFIED IN ITS CHARTER                 ORGANIZATION           NUMBER
---------------------------                 ------------           ------
Friction Products Co.                           Ohio             34-1608009
Hawk Brake, Inc.                                Ohio             34-1657454
Logan Metal Stampings, Inc.                     Ohio             34-1608159
Helsel, Inc.                                  Delaware           35-1957561
S.K. Wellman Holdings, Inc.                   Delaware           34-1805476
S.K. Wellman Corp.                            Delaware           34-1804995
Wellman Friction Products U.K. Corp.          Delaware           34-1832444
Hutchinson Products Corporation               Delaware           34-1847012
Sinterloy Corporation                         Delaware           31-1549254
Clearfield Powdered Metals, Inc.            Pennsylvania         25-1478529


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Series B 10 1/4% Senior Notes Due 2003 of the Registrant is set forth under the captions "The Exchange Offer," "Description of the Exchange Notes" and "Certain U.S. Federal Income Tax Consequences" in the Registration Statement (the "Registration Statement") on Form S-4 (SEC file number 333-18433), as filed with the Securities and Exchange Commission (the "Commission") on December 20, 1996, as amended by any amendment to the Registration Statement filed with the Commission prior to such Registration Statement's being declared effective, and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

1. Form of the Series B 10 1/4% Senior Notes due 2003 including the Guarantees (Incorporated herein by reference to the Registration Statement on Form S-4 (SEC file number 333-18433), as filed with the Commission on December 20,
     1996).

2. Indenture, dated as of November 27, 1996, between the Registrants and Bank One Trust Company, NA, as trustee, relating to the Series B 10 1/4% Senior Notes due 2003 (Incorporated herein by reference to the Registration Statement on Form S-4 (SEC file number 333-18433), as filed with the Commission on December 20, 1996).


                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                                     HAWK CORPORATION


Date: September 18, 1998             By:        /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board, CEO and
                                             President

                                     FRICTION PRODUCTS CO.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     HAWK BRAKE, INC.


Date: September 18, 1998             By:        /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     LOGAN METAL STAMPINGS, INC.


Date: September 18, 1998             By:        /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     HELSEL, INC.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     S.K. WELLMAN HOLDINGS, INC.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board

                                     S.K. WELLMAN CORP.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     WELLMAN FRICTION PRODUCTS
                                     U.K. CORP.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     HUTCHINSON PRODUCTS CORPORATION


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     SINTERLOY CORPORATION


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


                                     CLEARFIELD POWDERED METALS, INC.


Date: September 18, 1998             By:      /s/ Norman C. Harbert
                                             ----------------------------------
                                     Name:   Norman C. Harbert
                                     Title:  Chairman of the Board


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